EXHIBIT 99.1


[UICI Letterhead]                            [HealthPlan Services Letterhead]


UICI                                         HEALTHPLAN SERVICES CORPORATION
CONTACT:MATTHEW R. CASSELL, VP               CONTACT: PHILLIP S. DINGLE, EVP
4001 McEwen, Suite 200                       3501 Frontage Road
Dallas, Texas 75244                          Tampa. Florida  33607
Phone: (972) 392-6700                        Phone:  (813) 289-1000



   UICI ANNOUNCES AMENDED AGREEMENT TO ACQUIRE HEALTHPLAN SERVICES CORPORATION

PENDING ACQUISITION CREATES ONE OF THE LARGEST PLAYERS IN THE HEALTH CLAIMS AND
                       ADMINISTRATION PROCESSING INDUSTRY

DALLAS TX and TAMPA FL -- February 18, 2000 --- UICI (NYSE: UCI) and HealthPlan Services Corporation (NYSE: HPS) announced today that their respective boards of directors unanimously approved an amended agreement for UICI to acquire HealthPlan Services for convertible preferred securities valued at $8.75 per share, or $120 million in the aggregate. Upon completion of the pending acquisition, HPS will become a wholly owned, separately-operated subsidiary of UICI. Following the merger and after combining UICI's related third party administration (TPA) and health care transaction activities, HealthPlan Services will be one of the largest health claims and administration processing companies, covering close to 5 million lives with annual volume of over 20 million claims.

In the merger, HPS shareholders will receive trust issued preferred securities issued by a business trust established by UICI. At the option of the holder, each preferred security can either be (1) exchanged at any time into a fixed number of HealthAxis.com common shares, calculated at a 25% premium over the average closing price per share of HealthAxis.com's common stock for the 10 consecutive trading days prior to the issue date, or (2) converted into a fixed number of common shares of UICI at $25 per UICI common share. The preferred securities have a maturity of 30 years and call for annual cumulative distributions at the rate of 7% payable quarterly in arrears, subject to certain deferral rights.

The preferred securities contain provisions relating to conversion price adjustments and optional redemption features which will be described in Form 8-K filings to be made by the companies next week and in the proxy statement to be filed in due course. Among other features, for example, UICI has the option to defer distributions for successive periods of up to 20 quarters but, during any such period, distributions will accrue at 9% per annum instead of the stated rate of 7% per annum. The trust issued preferred securities will be redeemable at any time at the option of UICI - - however, any optional redemption occurring within three years following the issue date will be at a redemption price designed to compensate HPS shareholders for the early redemption. The UICI/HPS transaction is a taxable event, and, as is customarily the case with these types of securities, holders may recognize taxable interest income at rates that may exceed cash distributions.

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The acquisition is contingent upon UICI's obtaining the consent of the HPS bank group and lenders under the UICI bank facility to assume HPS's bank indebtedness and to issue the subordinated debentures connected with, and to make the dividend payments on, the preferred securities. The HPS acquisition is also conditioned upon consummation of the upstream merger of HealthAxis.com, Inc. and HealthAxis Inc. (NASDAQ: HAXS, formerly Provident American Corporation) and registration of the underlying HealthAxis.com shares into which the preferred securities are exchangeable, both of which events are expected to be completed in May 2000. The transaction is otherwise subject to several closing conditions, including the reissuance of a fairness opinion by HPS's financial advisor, Bear Stearns on or about the time of mailing of the definitive proxy materials, and approval by HPS shareholders.

Through its ownership of both HealthPlan Services and its approximate 44% stake in HealthAxis.com, UICI believes it will be well positioned to participate in the health care transaction, technology, insurance, and network-provider marketplace. The HPS transaction further enhances UICI's strategy of participating end-to-end in the health care transaction and information industry and creates strong synergies among UICI's various operating units and companies. UICI believes that advantages are also created by utilizing HPS's managed care platform, National Preferred Provider Network, throughout the combined companies and across a much broader reach of customers and claims.

James K. Murray, Jr., Chairman and Chief Executive Officer of HPS, is expected to join UICI's board of directors following the merger, and Steven K. Arnold, presently head of UICI's student health insurance division, will become President and Chief Executive Officer at HPS. Phillip S. Dingle, currently HPS's Chief Financial Officer, is expected to become CFO of UICI.

Gregory T. Mutz, President and Chief Executive Officer of UICI, commented: "By leveraging the Internet as a common computing platform and by exploiting opportunities of scale, we believe that a combined UICI/HPS will be in a position to achieve a dominant role in the employer-based health benefits administration industry. We intend to seek an early advantage by developing e-business strategies and forming key relationships -- both business-to-business and business-to-consumer. We will also provide closer and more immediate servicing of customers by integrating HealthAxis.com's Web-based technologies into UICI/HPS operations. We will remain single-minded in striving toward our goal to drive down transaction costs while enhancing the customer experience with our combined companies."

James K. Murray, Jr., Chairman and Chief Executive Officer of HealthPlan Services, said: "We are delighted that we have revived our merger agreement with UICI and are happy to announce a transaction that we believe is good for our shareholders and our customers. UICI's progressive management team, together with HPS's operators, has a clear vision and strategy for growth through technology -- and has the ability to profitably guide HPS into the next millennium. This pending merger is a consolidation of valuable strategic resources and health care administrative services and will generate significant synergies."

UICI and HPS previously announced on October 5, 1999 a stock-for-stock merger that was expected to close in January 2000. After UICI's December 9, 1999 announcement of significant losses in its credit card operations, the UICI/HPS transaction was delayed. The transaction contemplated by the Amended and Restated Merger Agreement is expected to be completed in June 2000.

ABOUT UICI:
UICI is a diversified financial services company headquartered in Dallas, Texas. Through its subsidiaries, UICI offers insurance and financial services to niche consumer and institutional markets. The Company provides health insurance to the self-employed and student marketplace; provides technology and outsourcing solutions to the health insurance and health care markets, issues credit cards to individuals with

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no credit or troubled credit histories; provides a variety of financial services and products to college, university and graduate students, including originating, funding, and servicing federally-guaranteed student loans; and manages blocks of life insurance.

For more information on UICI, please visit the Company's Web site located at WWW.UICI.NET

ABOUT HPS:
HealthPlan Services is a leading managed health care services company, providing enrollment, billing and collection, claims administration, and risk management services for health care payors and providers. HPS customers include insurance companies, HMOs and other managed care organizations, and organizations with self-funded health care plans. Based in Tampa, Florida, the company serves approximately 140,000 businesses throughout the United States, a number of small group and carrier partners, and several significant Taft-Hartley clients.

For more information on HealthPlan Services, please visit HPS' Web site located at WWW.HEALTHPLAN.COM

ABOUT HEALTHAXIS.COM:
HealthAxis.com, Inc. is the leading provider of Internet solutions for healthcare insurance marketing, sales, and payer connectivity. HealthAxis.com, Inc. is the only e-healthcare company servicing both the consumer and business-to-business marketplaces with health plan solutions. The Company's consumer Web site, www.healthaxis.com, is a fully transactional, online health insurance agency targeting the individual and small group markets. The Company's proprietary workflow and business application software, built around an application service provider model, enables healthcare payers --carriers, third party administrators, and large, self-funded groups -- to more efficiently capture, process, and share health plan data over the Internet. HealthAxis.com, Inc. is headquartered in suburban Philadelphia, with significant operations in Dallas, as well as offices in eight other locations both domestic and abroad. The Company employs over 350 IT professionals.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: CERTAIN STATEMENTS IN THIS PRESS RELEASE ARE "FORWARD LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION ACT OF 1995. SUCH STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY. SUCH RISKS, UNCERTAINTIES AND OTHER FACTORS INCLUDE, BUT ARE NOT LIMITED TO, CHANGES IN GENERAL ECONOMIC CONDITIONS; CHANGES IN THE REGULATORY ENVIRONMENT; LEVELS OF COMPETITION (INCLUDING MANAGED HEALTH CARE COMPETITION IN THE HEALTH INDUSTRY); AVAILABILITY OF, AND VOLATILITY OF INTEREST RATES ASSOCIATED WITH, FUNDING SOURCES TO ORIGINATE STUDENT LOANS AND CREDIT CARD RECEIVABLES; AND OTHER FACTORS DESCRIBED IN DETAIL IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998.


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